Exhibit 10.16

PREMIER, INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

FOR THE PERIOD

JULY 1, 2010 THROUGH JUNE 30, 2013

AMENDMENT 2011-1

WHEREAS, Premier, Inc., a Delaware company (the “Company”), adopted the Premier, Inc. Long-Term Incentive Compensation Plan for the period July 1, 2010 through June 30, 2013, effective July 1, 2010, for the benefit of selected employees of the Company and its affiliates, subsidiaries, and managed entities which the Company permits to participate in the Plan;

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has reserved the right to amend the Plan;

WHEREAS, the Committee has determined that it is in the best interest of the Company to amend the Plan to implement a clawback or recoupment of certain Awards and payments under the Plan to specified participants to replicate some of the relevant requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

NOW, THEREFORE, the Plan is amended, effective July 1, 2010, to provide as follows:

1.  New Article 8A is added to provide as follows:

ARTICLE 8A.  REDUCTION AND REPAYMENT OF AWARDS IN CERTAIN CIRCUMSTANCES

8A.1                      Clawback Policy.  The Company may, in its discretion, cancel all or any portion of the Awards of specified Participants, whether vested or unvested, whether before or following payment of such Award(s), under the following circumstances:

(a)  With respect to a Covered Executive, an Award or payment of an Award is made for a Fiscal Period, and the Audit Committee: (i) determines that the financial statements on which the Award is based or paid are materially inaccurate and (ii) subsequently restates or otherwise adjusts the financial statements in a manner that reduces the size of the Award or payment.

(b)  With respect to a Covered Executive, an Award or payment of an Award is made for a Fiscal Period, and the Audit Committee: (i) determines that one or more of the Operating Metrics calculations on which the Award is based or paid are materially inaccurate and (ii) subsequently restates or otherwise adjusts the Operating Metrics calculations in a manner that reduces the size of the Award or payment.

(c)  With respect to a Senior Executive, an Award or payment of an Award is made for a Fiscal Period, and the Audit Committee: (i) determines that the financial statements on which the Award is based or paid are materially inaccurate, (ii) subsequently restates or otherwise adjusts the financial statements in a manner that reduces the size of the Award or payment, and (iii) determines that such inaccuracy is attributable, in whole or in part, to the Senior Executive’s fraud, intentional misconduct, or gross negligence, including the failure to report another person’s fraud, intentional misconduct, or gross negligence.

(d)  With respect to a Senior Executive, an Award or payment of an Award is made for a Fiscal Period, and the Audit Committee determines: (i) that one or more of the Operating Metrics calculations on which the Award is based or paid are materially inaccurate, (ii) subsequently restates or otherwise adjusts one or more of the Operating Metrics calculations in a manner that reduces the size of the Award or payment, and (iii) determines that such inaccuracy is attributable, in whole or in part, to the Senior Executive’s fraud, intentional misconduct, or gross negligence, including the failure to report another person’s fraud, intentional misconduct, or gross negligence.

8A.2                      Fiscal Periods.

(a)  The Fiscal Period described in Section 8A.1(a) and (b) shall mean the 36-month period immediately preceding the date on which the Company restates or otherwise adjusts the financial statements or performance measure(s) in a manner that reduces the size of the Award or payment, including amounts awarded and/or paid prior to the effective date of this Article 8A.

(b)  The Fiscal Period described in Section 8A.1(c) and (d) shall mean the entire period preceding the date on which the Company restates or otherwise adjusts the financial statements or performance measure(s) in a manner that reduces the size of the award or payment during which the individual is engaged in the role of a Senior Executive, including periods prior to the effective date of this Article 8A.

8A.3                      Amount of Clawback.

(a)  If one or more of the events described in Section 8A.1 occurs, the Committee, in its discretion, shall reduce the Award by an amount equal to the Award calculated using the erroneous financial statements or performance measures, less the Award calculated using the restated or adjusted financial statements or performance standards.

(b)  Where the financial results were considered in calculating the Award, but the Award is not awarded or paid on a formulaic basis, the Committee shall determine, in its discretion, the amount, if any, by which the Award should be reduced.

Section 8A.4                          Recoupment of Paid Awards.

(a)  Subject to applicable law, the Company will seek to recoup amounts calculated under Section 8A.3 and previously paid to the Covered Executive or Senior Executive by:

(i)  Requiring the Covered Executive or Senior Executive to pay such amount to the Company,

(ii)  Set-off,

(iii)  Reducing future compensation or deferred compensation, and/or

(iv)  Such other means or combination as the Committee determines to be appropriate.

(b)  The Committee will determine whether to charge interest with respect to such recoupment and, if interest will be charged, how it will be calculated.

(c)  Any recoupment under this Policy may be in addition to any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.  This does not limit the Company’s ability to seek recoupment, in appropriate circumstances (including circumstances beyond the scope of this Plan) and as permitted by law, of any amounts from any individual, whether or not the individual is a Covered Executive or a Senior Executive.

Section 8A.5                          Definitions.

(a)  “Audit Committee” means the Audit Committee of the Board of Directors of the Company.

(b)  “Covered Executive” means an individual who serves or served as a member of the Company’s Executive Team or participant in the Long-Term Incentive Plan during all or a portion of the applicable Fiscal Period.

(c) “Operating Metrics” means the Goals and Performance Standards and Performance Standard Achievement used to calculate Awards.

(d)  “Senior Executive” means an individual who serves or served as the Company’s Chief Executive Officer or Chief Financial Officer during all or a portion of the applicable Fiscal Period.

IN WITNESS WHEREOF, the Compensation Committee of the Company’s Board of Directors has authorized its member to execute this Amendment 2011-1 to the Plan this 31 day of January, 2011.

/s/ Robin Bernstein
For the Compensation Committee